WEINBERG & COMPANY, P.A.
CERTIFIED PUBLIC ACCOUNTANTS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Klein Retail Centers, Inc.

We consent to the incorporation in the Registration Statement Amendment No. 11 on Form S-11 of our report dated May 28, 2010 and August 25, 2010 relating to the consolidated financial statements of Klein Retail Centers, Inc. as of December 31, 2009 and 2008 and for the years then ended, such Form S-11 filed with the Securities and Exchange Commission on or about November 9, 2010. We also consent to the reference to our firm under the caption "Experts".

WEINBERG & COMPANY, P.A.
Certified Public Accountants

Boca Raton, Florida
November 9, 2010

6100 Glades Road • Suite 314
Boca Raton, Florida 33434
Telephone: 561.487.5765
Facsimile: 561.487.5766

1925 Century Park East • Suite 1120
Los Angeles, California 90067
Telephone: 310.601.2200
Facsimile: 310.601.2201
www.cpaweinberg.com

Room 2707, 27/F
Shui On Centre • 6-8 Harbour Road
Wanchai, Hong Kong, P.R.C.
Telephone: 852-2780-7231
Facsimile: 852-2780-8717